Exhibit 23.1


         We have issued our report dated February 28, 1997 accompanying the financial statements of Dakotah, Incorporated included in the Annual Report on Form 10-K for the year ended December 31, 1996, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

                                        /s/ GRANT THORNTON LLP

Minneapolis, Minnesota
August 19, 1997